Exhibit 10.23

EMPIRE RESORTS, INC
2015 EQUITY INCENTIVE PLAN

Option Grant Certificate

This Grant Certificate evidences the grant of an option covering the specific number of shares of stock set forth below to the individual whose name appears below (the “Participant”) pursuant to the provisions of the Empire Resorts, Inc. 2015 Equity Incentive Plan (the “Plan”) and on the following express terms and conditions (capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan):

1.    Name of Participant:

2.Number of Shares of Stock:

3.Exercise Price per Share:

4.	Date of Grant of this Option:

5.	Type of Grant:

[ ]	Incentive Stock Option	[ ]	Non-qualified Stock Option

6.    Vesting:

7.    Change in Control:

8.    Termination of Option:

9.    Payment: By one or a combination of the following items:

8.Payment:	By one or a combination of the following items (described in the Option Agreement):

x By cash or check

x By bank draft or money order payable to the Company

x Pursuant to a Regulation T Program if the Shares are publicly traded

x By delivery of already-owned shares if the Shares are publicly traded

x If and only to the extent this option is a Nonstatutory Stock Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement
Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder by the Company under the Plan or the Company’s 2006 Stock Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects. At any time when the Participant wishes to exercise this option, in whole or in part, the Participant shall submit to the Company a written notice of exercise in the form attached as Exhibit A hereto, specifying the exercise date and the number of Shares to be exercised. Upon exercise, the Participant shall remit to the Company the exercise price in cash or in such other form as permitted under the Plan and this Option Grant Certificate, plus an amount sufficient to satisfy the required withholding tax obligation of the Company, if any, which arises in connection with such exercise.

EMPIRE RESORTS, INC.

By:
[NAME/TITLE]                Dated

Agreed to and Accepted by:

[Name of Participant]                Dated

NOTICE OF EXERCISE
2015 EQUITY INCENTIVE PLAN

Empire Resorts, Inc.
c/o Monticello Casino and Raceway
204 State Route 17B, P.O. Box 5013, Monticello, New York 12701	Date of Exercise:
Ladies and Gentlemen:
This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):		Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of shares as to which option is exercised:

Shares to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

Regulation T Program (cashless exercise)	$

Value of shares of Empire Resorts, Inc.. common stock pursuant to net exercise[1]:	$
By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2015 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the

[1]
Empire Resorts, Inc. must have established net exercise procedures at the time of exercise in order to utilize this payment method and must expressly consent to your use of net exercise at the time of exercise. An Incentive Stock Option may not be exercised by a net exercise arrangement.

exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

Very truly yours,